UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 2, 2010

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Jerry Dale Belt as Chief Financial Officer, Chief Accounting Officer and Executive Vice President of NutraCea

On June 2, 2010, Jerry Dale Belt was appointed Chief Financial Officer, Chief Accounting Officer and Executive Vice President of NutraCea effective as June 15, 2010.  Mr. Belt, 52, is a Certified Public Accountant, a Certified Turnaround Professional, and a Certified Insolvency and Restructuring Advisor with thirty years experience in finance and accounting in both public and private industry and has been financial advisor for NutraCea since November 2009.  Since September 2008, Mr. Belt has served as Managing Director of restructuring for Sierra Consulting Group, a leader in the turnaround, receivership, and consulting services industry.  From 2002 through 2008, Mr. Belt served as Managing Director for FTI Consulting, Inc., a global business advisory firm. Mr. Belt began his restructuring practice in 1999 with PricewaterhouseCoopers.  Mr. Belt has consulted with companies ranging from startups to large multi-national enterprises including six years conducting SEC audit engagements.  Prior to 1999, Mr. Belt served for 15 years in numerous senior management positions in privately held enterprises.   Mr. Belt has a Bachelor of Science in Accounting from the University of Kentucky.

Mr. Belt and NutraCea entered into an employment agreement on June 8, 2010 (the “Employment Agreement”).  The Employment Agreement has a term ending on June 1, 2014.  Pursuant to the Employment Agreement, NutraCea agreed to pay Mr. Belt an annual salary of $230,000 which shall increase to $255,000 on January 1, 2011.  Mr. Belt may be eligible to earn an annual bonus each year up to 50% of his annual salary and a discretionary bonus each year as determined by NutraCea’s Board of Directors or Compensation Committee.

If the employment of Mr. Belt is terminated by NutraCea without “cause” (as defined in the employment agreement) or is terminated by Mr. Belt with “good reason” (as defined in the employment agreement), then Mr. Belt will be entitled to receive an amount equal to one-half his annual salary plus any accrued but unpaid compensation.

In connection with Mr. Belt becoming an employee of NutraCea, NutraCea granted to Mr. Belt employee stock options to purchase 2,500,000 shares of common stock at a price per share equal to $0.20.  Such option shall vest as follows:  (i) 500,000 shares shall vest on June 15, 2010, (ii) 500,000 shares shall vest upon NutraCea’s exit from its Chapter 11 bankruptcy reorganization, and (iii) 31,250 shares shall vest each month for 48 months following NutraCea’s exit from Chapter 11.

The description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, which is attached hereto as Exhibits 10.1 and incorporated by reference herein.

Resignation of William J. Cadigan as Chief Financial Officer of NutraCea

Effective June 2, 2010, William J. Cadigan resigned from his position as Chief Financial Officer of NutraCea.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Employment Agreement with Jerry Dale Belt dated June 8, 2010

99.1	Press Release dated June 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: June 8, 2010	By:	/s/ W. John Short

W. John Short
Chief Executive Officer
(Duly Authorized Officer)